EXHIBIT 8.1


                Robinson Silverman Pearce Aronsohn & Berman LLP




                                 July 12, 1996



Wellsford Residential
  Property Trust
610 Fifth Avenue
New York, New York  10020

          Re:  $250,000,000 Multi-Security Shelf Registration

Ladies and Gentlemen:

          In connection with the Registration Statement of Wellsford Residential Property Trust (the "Company"), on Form S-3 filed by the Company on or about the date hereof to register up to an aggregate offering price of $250,000,000 of its (i) unsecured debt securities, which may be either senior debt securities or subordinated debt securities, (ii) preferred shares of beneficial interest, $.01 par value per share, (iii) common shares of beneficial interest, $.01 par value per share,
(iv) warrants to purchase debt securities, preferred shares or common shares, and (v) rights to purchase common shares, for an offering to be made on a delayed or continuous basis in the future pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Registration Statement"), you have asked us to render an opinion with respect to the qualification of the Company as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code") and with respect to the matters discussed under the heading "Federal Income Tax Considerations" in such Registration Statement.

          We have served as counsel for the Company in connection with the Registration Statement and from time to time in the past have represented the Company on specific matters as requested by the Company. Specifically for the purpose of this opinion, we have examined such documents as we have deemed appropriate, including (but not limited to) a copy of the Company's Amended and Restated Declaration of Trust, as amended; a copy of the Articles Supplementary classifying the Company's Series A Cumulative Convertible Preferred Shares of Beneficial Interest, $.01 par value per share; a copy of the Articles Supplementary classifying the Company's Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share; a copy of the Company's Federal income tax return on Form 1120 as filed for its taxable year ended December 1992 (in which return we observe that the Company has properly elected to be treated as a real estate investment trust), its taxable year ended December 1993 and its taxable year ended December 1994; and the Registration Statement. With a view to learning information critical to the opinions expressed herein, we have discussed the following matters, among others, with the officers of the Company: the mode of operations of the Company, arrangements relating to the management of the Company's properties, the relationships of the Company with tenants of such properties, and certain terms of leases of such properties to tenants. In connection therewith, we have received a certificate from a responsible officer of the Company with respect to certain matters.

          We have assumed that during the relevant periods, all persons who were required under the Securities Exchange Act of 1934, as amended, to file or amend Schedules 13D and 13G with respect to the Company's outstanding shares appropriately made such filings and that the Company was duly apprised of all such filings.

          In rendering the opinions set forth herein, we are assuming that copies of documents examined by us are true copies of originals thereof and that the information concerning the Company set forth in the Company's Federal income tax returns, and in the Registration Statement, as well as the information provided us by the Company's management and its independent accountants are true and correct. We have no reason to believe that such assumptions are not warranted.

          Based solely upon the foregoing examination and infor-mation, upon which you have permitted us to rely, we are of the opinion that the Company was a "real estate investment trust" as defined by Code Section 856(a) for its taxable years ended December 31, 1992 through December 31, 1995, and is in a position to continue its qualification as a "real estate investment trust" within the definition of Code Section 856(a) for its taxable year ending December 31, 1996. However, with respect to 1996, we note that the Company's status as a real estate investment trust at any time during such year is dependent, among other things, upon its meeting the requirements of Code Section 856 throughout the year and for the year as a whole. Accordingly, it is not possible to assure that the Company is a real estate investment trust at any specific time during 1996.

          In addition, we have participated in the preparation of the material under the heading "Federal Income Tax
Considerations" in the Registration Statement and we are of the opinion that the federal income tax treatment described therein is accurate.

          Our opinion is based upon our examination and review of the documents noted above, the facts, circumstances and assumptions referred to above and existing law as contained in the Code, applicable Treasury Regulations promulgated thereunder, administrative rulings and positions of the Internal Revenue Service, and judicial decisions as of the date hereof, all of which are subject to change either prospectively or retroactively. Any change in applicable law or any of the facts and circumstances upon which we have relied may affect the continuing validity of the opinions set forth herein.

          This opinion is limited to the specific matters covered hereby and should not be interpreted to imply that the undersigned has offered its opinion on any other matter. This opinion may only be relied upon by the party to whom it is addressed.

          We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                   Very truly yours,


                                   /s/ Robinson Silverman
                                        Pearce Aronsohn & Berman LLP
				_________________________________________

				Robinson Silverman
                                  Pearce Aronsohn & Berman LLP